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                                                                    EXHIBIT 99.1


              REGISTRATION, REPRESENTATION, AND RELEASE AGREEMENT


          This Registration, Representation, and Release Agreement (the

"Agreement") is made and entered into as of July 17, 2001 by and between divine,
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inc., a Delaware corporation (the "Corporation"), and those Persons set forth on
                                   -----------
the Schedule of Holders hereto who become a party hereto (collectively, the

"Holders" and individually, a "Holder").
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                                    Recitals

          WHEREAS, this Agreement is made pursuant to that certain Agreement and Plan of Merger, dated as of June 19, 2001, by and among the Corporation, its wholly-owned subsidiary divine/Emicom, Inc., a Delaware corporation, Emicom Group, Inc., a Delaware corporation ("Emicom"), and certain of the stockholders of Emicom (the "Merger Agreement").
                ----------------

          WHEREAS, in order to induce the Holders to make the representations and agree to the releases contained herein, the Corporation has agreed to provide the Holders the registration rights set forth in this Agreement.

                                   Agreement

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Definitions. Capitalized terms not defined herein shall have the meaning attributed to them in the Merger Agreement. As used in this Agreement,

          "Claims" shall mean any action or actions, cause or causes of action,
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in law or in equity, suits, debts, liens, security interests, liabilities, claims, demands, damages, punitive damages, losses, costs, or expenses, and reasonable attorneys' fees of any nature whatsoever, including, without limitation, claims based upon breach of fiduciary or other duty, legal fault, misrepresentation or omission, negligence, offense, quasi-offense, contract, quasi-contract, appraisal rights under Delaware law, or any other theory, or for actions taken or omitted to be taken in regard to the EM Securities, any statements made about the EM Securities, or any appraisal rights, or actions taken or omitted to be taken as a director, shareholder or representative of Emicom, whether fixed or contingent and including known, suspected or Unknown Claims, excluding, notwithstanding the foregoing, and solely with respect to the Corporation, any claim or cause of action that cannot be waived or released under applicable law, any claim or cause of action for indemnification as a result of a third party claim made against the Holder or any of the Releasees, or any claim or cause of action made pursuant to the Merger Agreement or the Related Agreements (as defined in the Merger Agreement).

          "Commission" means the United States Securities and Exchange
           ----------
Commission or any successor thereto.

          "Common Stock" means the Class A Common Stock, par value $0.001 per
           ------------
share, of the Corporation.

          "Escrow Shares" has the meaning set forth in the Merger Agreement.
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          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
or any similar federal statute, as the same shall be in effect from time to time.

          "Holder Registrable Shares" means the shares of Common Stock issued to
           -------------------------
the Holders pursuant to the Merger Agreement (including Escrow Shares that have been released to the Holders, if any) and then outstanding, including any Common Stock or other security issued or issuable with respect to such Common Stock by reason of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, or other reorganization of the Corporation; provided, however, that Holder Registrable Shares shall not include
(a) any shares which have been disposed of pursuant to an effective registration statement under the Securities Act, (b) any shares which have been sold pursuant to Rule 144, or (c) any shares when the entire amount of then outstanding Holder Registrable Shares may be sold within a three-month period pursuant to Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Holder Registrable Shares whenever such Person has the then-existing right to acquire such Holder Registrable Shares (by conversion or otherwise), whether or not such acquisition actually has been effected.

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, limited partnership, syndicate, person (including, without limitation, a "Person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

          "Public Offering" means any offering by the Corporation of its equity
           ---------------
securities to the public pursuant to an effective registration statement under the Securities Act.

          "Releasee" or "Releasees" shall mean any or all of the Corporation,
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the Merger Subsidiary, Emicom, and any corporation, partnership, joint venture, or business enterprise controlled by, under common control with or controlling such companies, each of the current and former officers, directors, corporate representatives of such companies, and all direct or indirect subsidiaries of such entities, and each of the parents, subsidiaries, officers, directors, corporate representatives, employees, agents, advisors, lawyers, or accountants therefore.

          "Rule 144" means Rule 144 (including Rule 144(k)) of the Commission
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under the Securities Act or any similar provision then in force under the
Securities Act.

          "Securities Act" means the Securities Act of 1933, as amended, or any
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similar federal statute, as the same shall be in effect from time to time.

          "Unknown Claims" means any and all Claims including, without
           --------------
limitation, any Claim which Holder or Releasees do not know or even suspect to exist in its or their favor at the time of the giving of the release which, if known by it or them might have affected its or their decision regarding the releases.

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2.  Required Registration.  As soon as practicable after the Corporation becomes eligible to use Form S-3, but not more than 45 days after the Closing, the Corporation shall register all of the Holder Registrable Shares pursuant to a registration statement on Form S-3 (the "Shelf Registration"). The Corporation shall maintain the effectiveness of the Shelf Registration until such time as the Corporation reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Holder Registrable Shares then owned by the Holders without the need for continued registration of the Holder Registrable Shares in the three-month period immediately following the termination of the effectiveness of the Shelf Registration. The Corporation's obligations contained in this Section 2 shall terminate on the second anniversary of the date on which the Holder Registrable Shares are issued. Notwithstanding the foregoing, the Corporation may delay filing the Shelf Registration, and may withhold efforts to cause the Shelf Registration to become effective, if the Corporation determines in good faith that such registration might (i) interfere with or affect the negotiation or completion of any transaction that is being contemplated by the Corporation (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised, or (ii) involve initial or continuing disclosure obligations of the Corporation. In no event shall the Corporation be entitled to so delay the filing of the Shelf Registration, or withhold efforts to cause the Shelf Registration to become effective, for a period of more than 45 days. If, after the Shelf Registration becomes effective, the Corporation advises the Holders that the Corporation considers it appropriate for the Shelf Registration to be amended, the Holders shall suspend any further sales of their registered shares until the Corporation advises them that an amendment to the Shelf Registration has been declared effective.

3.  Registration Procedures.

    (a) The Corporation shall keep each Holder advised in writing as to the initiation of the Shelf Registration and as to the completion thereof. In addition, the Corporation shall at its own expense:

          (i) prepare and file with the SEC such amendments and supplements to such registration statement as may be necessary to keep such registration effective and comply with provisions of the Securities Act with respect to the disposition of all securities covered thereby during such period;

          (ii) update, correct, amend, and supplement such registration as necessary;

          (iii) if an offering under the Shelf Registration is to be underwritten, in whole or in part, enter into a written agreement in form and substance reasonably satisfactory to the Corporation, the managing underwriter, and the selling Holders;

          (iv) notify the Holders when the Shelf Registration is declared effective by the SEC and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto, as the Holders may reasonably request from time to time;

          (v) register or qualify the Holder Registrable Shares under such other securities or blue sky laws of such jurisdictions of the United States as the Holders may reasonably request to enable it to consummate the disposition in such jurisdiction of the Holder

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

Registrable Shares (provided that the Corporation will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (ii) consent to general service of process in any such jurisdiction);

          (vi) notify the Holders at any time when a prospectus relating to the Holder Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration contains an untrue statement of a material fact or omits any fact necessary to make the statement therein not misleading, and at the request of the Holders, the Corporation will prepare a supplement or amendment to such prospectus, so that, as thereafter delivered to purchasers of such shares, such prospectus will not contain any untrue statements of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (vii) cause all Holder Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Corporation are then listed or quoted and obtain all necessary approvals for trading thereon;

          (viii) provide a transfer agent and registrar for all such Holder Registrable Shares not later than the effective date of such registration statement;

          (ix) enter into such customary agreements (including underwriting agreements in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Holder Registrable Shares;

          (x) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller or underwriter, attorney, accountant, or agent in connection with such registration statement;

          (xi) advise each seller of such Holder Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of: (A) the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, (B) the initiation or threatening of any proceeding for such purpose, or (C) any notice from Nasdaq or any other exchange on which the Corporation's shares are traded that such shares are subject to a delisting proceeding, and promptly use its reasonable efforts to prevent the issuance of any such stop order, or to obtain its withdrawal if any such stop order shall be issued or such proceeding be initiated (and, if such stop order shall be issued, or such shares be delisted, such sellers shall suspend the use of the prospectus until it shall be withdrawn); and

          (xii) at the request of the managing underwriters in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement (i) an opinion of counsel, addressed to the underwriters, covering such matters as such underwriters and sellers may reasonably request, including such matters as are customarily furnished in connection with an underwritten offering; and (ii) a letter or letters from the

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independent certified public accountants of the Corporation addressed to the underwriters, covering such matters as such underwriters, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Corporation included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act..

          (b) Notwithstanding anything stated or implied to the contrary in the first paragraph of Section 3 above, the Corporation shall not be required to
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consent to any underwritten offering of the Holder Registrable Shares or to any specific underwriter participating in any underwritten public offering of the Holder Registrable Shares.

          (c) Except as required by law, all expenses incurred by the Corporation in complying with this Section 3, including but not limited to, all
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registration, qualification, and filing fees, printing expenses, fees and disbursements of counsel and accountants for the Corporation, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) ("Registration Expenses") incurred in connection with any registration
            ---------------------
pursuant to this Section 3 shall be borne by the Corporation.  All underwriting
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discounts and selling commissions applicable to a sale incurred in connection with any registration of Holder Registrable Shares and the legal fees and other expenses of any Holder shall be borne by that Holder.

          (d)  Notwithstanding any provision of this Section 3 to the contrary,
                                                     ---------
the Corporation shall not be required to amend the Shelf Registration or amend or supplement a prospectus if (i) such amendment of supplement would require the Corporation to disclose a material financing, acquisition, or other transaction then being pursued by the Corporation and the Board of Directors of the Corporation shall determine in good faith that such disclosure is not in the best interests of the Corporation or would interfere with such transaction or
(ii) the Corporation shall determine in good faith that there is a valid business purpose or reason for suspending the use of such prospectus in accordance with Section 3(a)(vi) hereof instead of making such amendment or
                ----------------
supplement. The Corporation shall not be permitted, however, to defer any such amendment, supplement, or use of the Shelf Registration, or the prospectus included in the Shelf Registration, pursuant to this Section 3(d) for a period
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of more than 45 days per year.

          (e)  For purposes of this Section 3, the period of distribution of
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Holder Registrable Shares in a firm commitment underwritten Public Offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it.

4. Further Information. Each Holder shall furnish the Corporation with such information regarding such Holder as the Corporation may reasonably request and as shall be required in connection with the Shelf Registration and each Holder shall indemnify the Corporation with respect thereto in accordance with
Section 5 of this Agreement.
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5.        Indemnification.

          5.1 By the Corporation. The Corporation agrees to indemnify, to the extent permitted by law, each holder of Holder Registrable Shares, its managers, officers, and directors

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and each Person who controls such holder (within the meaning of the Securities
Act) against all losses, claims, damages, liabilities and expenses (including without limitation, attorneys' fees) ("Liabilities") caused by any
                                       -----------
untrue or alleged untrue statement of material fact contained in the Shelf Registration statement or the prospectus or preliminary prospectus included in the Shelf Registration, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder's failure to deliver a copy of the Shelf Registration, or any prospectus included in the Shelf Registration, or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Holder Registrable Shares. The payments required by this Section 5.1 will
                                                            -----------
be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred.

          5.2 By Each Holder. Each holder of Holder Registrable Shares shall furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with the Shelf
Registration and any prospectus included in the Shelf Registration, and, to the extent permitted by law, shall indemnify the Corporation, its directors and officers, and each Person who controls the Corporation (within the meaning of the Securities Act) against any Liabilities resulting from any untrue or alleged untrue statement of material fact contained in the Shelf Registration, any prospectus or preliminary prospectus included in the Shelf Registration, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in such registration or prospectus; provided that the obligation to indemnify under this Section 5.2 or to
                                                     -----------
contribute under Section 5.4 below will be several, not joint and several, among
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such holders of Holder Registrable Shares, and the liability of each such holder of Holder Registrable Shares under this Section 5.2 and under Section 5.4 shall
                                        -----------           -----------
be limited to the net amount received by such holder from the sale of Holder Registrable Shares pursuant to the Shelf Registration.

          5.3 Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with

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

respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.


          5.4 Contribution. To the extent any indemnification by an indemnifying party provided for in this Section 5 is prohibited or limited by
                                        ---------
law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative benefits received by, and the relative fault of, the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative benefits received by the indemnifying party and the indemnified party shall be determined by reference to the proportion of total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by such parties. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation
                              -----------                    --- ----
or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph; provided that the limits in the final proviso of Section 5.2 shall apply to this
                                                 -----------
Section 5.4.  No Person guilty of fraudulent misrepresentation (within the
-----------
meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          5.5 Other Indemnification Provisions. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

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

6. Participation in Underwritten Registrations. No Holder may participate in any offering under the Shelf Registration which is underwritten unless such Holder (a) agrees to sell its Holder Registrable Shares on the basis provided in any underwriting arrangements approved by the Corporation or any other Person or Persons entitled to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements. Each Holder agrees that, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 3(a)(vi) above, such Person will forthwith discontinue the
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disposition of its Holder Registrable Shares pursuant to the Shelf Registration until such Holder's receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 3(a)(vi).
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7.  Holdback Agreements.  Each holder of Holder Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to the effective date of any underwritten Public Offering (except as part of such underwritten registration), unless the underwriters managing the Public Offering otherwise agree to a shorter period and unless any of the directors and/or officers, of the Corporation are subject to a shorter period.

8.  Representations and Warranties of the Holders

    Each of the Holders hereby separately represents and warrants to DI and the Merger Subsidiary that the statements contained in this Section 8 with respect
                                                        ---------
to such Holder are correct and complete as of the date of this Agreement (except for statements made as of a specific date, which are correct as of such date).

    8.1 Organization and Standing. Unless an individual, the Holder is an entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization.

    8.2 Power and Authorization. The Holder has all requisite legal and, unless an individual, corporate, power and authority to enter into this Agreement, and to carry out and perform its obligations under the terms of this Agreement. This Agreement is a legal, valid, and binding obligation of the Holder, enforceable against the Holder in accordance with its terms.

    8.3 No Violation. None of the execution and delivery of this Agreement, the consummation of the transactions provided for herein or contemplated hereby, and the fulfillment by the Holder of the terms hereof, will (with or without notice or passage of time or both) (a) conflict with or result in a breach of any provision of the organizational documents of the Holder (if applicable), (b) result in a default, give rise to any right of termination, cancellation, or acceleration, or require any consent or approval (other than approval of the board of directors and stockholders of the Holder, if applicable) under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease, or other instrument or obligation to which the Holder is a party or by which it or any of its Assets may be bound, except in such case where such result could not have a Material Adverse Effect on the Holder or (c) violate any law, judgment, order, writ, injunction, decree, statute, rule, or

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

regulation of any court or Governmental Entity applicable to the Holder or any of its Assets, except in such case where such result could not have a Material Adverse Effect on the Holder.

          8.4 Ownership of EM Securities. The Holder owns the number of shares of EM Series A-1 Preferred Stock, EM Series A-2 Preferred Stock, EM Class A Common Stock, and EM Class B Common Stock (collectively, the "EM Securities")
                                                              -------------
set forth opposite the Holder's name on Exhibit 8.4.  The Holder is the sole
                                        -----------
record and beneficial owner of the number and type of EM Securities set forth opposite such Holder's name, free and clear of any Liens, except for those rights provided for under the EM Stockholders Agreement. Except for the EM Stockholders Agreement, the Holder is not a party to any option, warrant, purchase right, or other Contract which could require the Holder to sell, transfer, or otherwise dispose of such Holder's EM Securities or any securities issuable upon conversion of such Holder's EM Securities, or to any voting trust, proxy, agreement, or understanding with respect to the voting of such Holder's EM Securities or any securities issuable upon conversion of such Holder's EM Securities.

          8.5 Fees and Commissions. The Holder has retained no finder, broker, agent, financial advisor, or other intermediary (collectively, "Intermediary")
                                                                ------------
in connection with this Agreement or the transactions contemplated hereby and the Holder agrees to indemnify and hold harmless DI and the Merger Subsidiary from liability for any compensation to any Intermediary and the fees and expenses of defending against such liability or alleged liability.

          8.6 Approvals. No approval, authorization, order, license, or consent of or registration, qualification, or filing with any Governmental Entity and no approval or consent by any other Person is required to be obtained or made by the Holder in connection with the execution, delivery, or performance by the Holder of this Agreement.

          8.7 Investment Representations. The Holder (A) understands that the Holder Registrable Shares have not been, and until an effective registration statement is filed in accordance with the Securities Act as contemplated herein, will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Holder Registrable Shares solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (C) is an accredited investor as defined in Regulation D under the Securities Act, and a sophisticated investor with knowledge and experience in business and financial matters, (D) has had the opportunity to obtain information concerning the Corporation as desired by the Holder in order to evaluate the merits and risks inherent in holding the Holder Registrable Shares and that all such additional information requested by the Holder has been provided by the Corporation to the Holder's full satisfaction, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Holder Registrable Shares, and (F) is a bona fide resident of the state or other jurisdiction set forth opposite such Holder's name on Exhibit 8.7.
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9.        Waiver and Release.

          9.1 Waiver. Each Holder hereby waives and releases any right to initiate or prosecute or participate in the initiating or prosecuting of any Claims against or with respect to any Releasee, arising out of or concerning in any way the EM Securities, whether any such Claims are now existing or hereafter arising. Each Holder hereby specifically waives any purported right to challenge the validity or seek rescission of, or to vitiate, this Release on the ground that any information was kept concealed from such Holder by any of the Releasees and agrees that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind this Release on any such grounds is hereby expressly waived.

          9.2 Release. Each Holder does hereby release and forever discharge all Releasees of and from any and all manner of Claims which such Holder now has or may hereafter have against any Releasee arising out of or concerning in any way the EM Securities.

          9.3 Scope of Release. The release provided for herein is intended by each Holder to be as broad as the law allows and is intended specifically to be a compromise and release generally of all released Claims of such Holder against all Releasees arising out of or concerning in any way the EM Securities. Holder and Releasees acknowledge that they might hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims released, but nonetheless Holder and Releasees shall be deemed to have fully, finally, and forever settled and released any and all Claims whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist, heretofore have existed, or may come to exist in the future upon any theory of law or equity now existing or coming into existence in the future.

          9.4 Representations and Warranties With Respect to Release. In connection with the waiver and release set forth in Sections 9.1 and 9.2 above,
                                                    --------------------
each Holder represents and warrants that the following are true and correct:

               (a) To the best knowledge of Holder, no suit, action, investigation, inquiry, or other proceeding has been instituted or threatened that questions the validity or legality of the release.

               (b) Holder has not currently assigned or transferred any interest in any of the Claims released by the release and Holder will not in the future assign or transfer any interest in any such released Claim.

               (c) Holder acknowledges that it has been given the opportunity to review all information and documents with respect to the Claims released hereby prior to entering into the release. Holder acknowledges that it has made an independent investigation in making its decision to enter into the release. Holder is not relying on any statements or representations by any Releasee in entering into the release.

10.  Miscellaneous.

     10.1 Other Registration Rights. The Corporation may hereafter grant to any Person or Persons the right to request the Corporation to register any equity securities of the Corporation, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of the Holder Registrable Shares.

          10.2 Assignment of Registration Rights. The registration rights of any Holder under this Agreement with respect to any Holder Registrable Shares may be assigned to any Person who acquires such Holder Registrable Shares; provided that (a) the assigning Holder shall give the Corporation written notice at or prior to the time of such assignment stating the name and address of the assignee and identifying the shares with respect to which the rights under this Agreement are being assigned; (b) such assignee shall agree in writing, in form and substance reasonably satisfactory to the Corporation, to be bound as a Holder by the provisions of this Agreement; and (c) immediately following such assignment the further disposition of such securities by such assignee is restricted under the Securities Act.

          10.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, whether so expressed or not.

          10.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          10.5 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of, and shall not be utilized in interpreting, this Agreement.

          10.6 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the Corporation, and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

                If to the Corporation, to:

                     divine, inc.
                     1301 North Elston Avenue
                     Chicago, Illinois 60622
                     Attention: General Counsel

                with a copy to:

                     Bell, Boyd & Lloyd LLC
                     70 West Madison Street
                     Suite 3300
                     Chicago, Illinois 60601
                     Attention: D. Mark McMillan, Esq.

                 If to the Holders of Holder Registrable Shares, to the addresses set forth in the stock records of the Corporation.

          10.7 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Illinois applicable to contracts made and wholly to be performed in that state.

          10.8 Amendments and Waivers. The provisions of this Agreement may be amended upon the written agreement of the Corporation and the holder or holders of a majority of the Holder Registrable Shares. Any waiver, permit, consent, or approval of any kind or character on the part of any holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

          10.9 Final Agreement. This Agreement, constitutes the complete and final agreement of the parties concerning the matters referred to herein and supersedes all prior agreements and understandings.

          10.10 Execution. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

          10.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be used against any party.

          10.12 Voluntary Agreement. Each Holder has entered into this Agreement freely and voluntarily, without coercion, duress, distress, or undue influence by any other persons or such person's respective directors, officers, partners, agents, or employees.

          10.13 Advice from Counsel. Each Holder understands that this Agreement may affect legal rights. Each Holder represents that it has received legal advice from counsel of its choice in connection with the negotiation and execution of this Agreement and is satisfied with its legal counsel and the advice received.

          10.14 No Admission of Wrongdoing. Nothing in this Agreement shall be construed as an admission of liability, fault, or wrongdoing on the part of any Releasee.

                 [Remainder of page intentionally left blank;
                           signature pages follows]

          IN WITNESS WHEREOF, the Corporation has executed this Agreement as of the date first set forth above.

                                    divine, inc.


                                    By: /s/ Jude M. Sullivan
                                       ----------------------
                                    Name: Jude M. Sullivan
                                    Its:  Senior Vice President and General
                                          Counsel
                                 divine, inc.

                          COUNTERPART SIGNATURE PAGE
                                      TO
              REGISTRATION, REPRESENTATION, AND RELEASE AGREEMENT

     The undersigned hereby executes the Registration, Representation, and Release Agreement by and among divine, inc. (the "Corporation") and certain
                                                  -----------
persons who own issued and outstanding shares of Common Stock of the Corporation and hereby authorizes this signature page to be attached as a counterpart of such document executed by the Corporation. The undersigned hereby agrees to be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Registration, Representation, and Release Agreement.

Dated:  _______________ ___, 2001


                                     ___________________________________________
                                     (Signature)


                                     ___________________________________________
                                     (Print Name of Holder)

                              SCHEDULE OF HOLDERS

Jim Appelbaum                                MUHOL.INT.COM N.V. (Rubin/Curiel)
Shalom Berkovitz                             Orapolis Stiftung (Marilus)
Berman Kalmbach Partners LLC                 Francois Pollak
Michael Burshtine                            Quest Capital Ventures IV LLC (Silvestri)
CONFORTO.EM.COM (Amir Keren)                 Lenny Recanati
CTI Capital Corporation (Yaakov Koren)       San Gabriel Capital Corp. (Meitar)
DAP.COM N.V. (Prashker)                      Set-Up Technologies N.V. (Shuki Eden)
Sasson Darwish                               Benjamin Shabtai (Rafi Rav Chen)
Discount Investment Corp. Ltd.               Avraham Shaked
Dorel LLC (Miller/Singer)                    Esriel Sternbuch
Zivia Friedman (Meitar)                      Swelemi Holdings N.V. (Schendel/Winter)
Tsvi Gal                                     Charles Wang
Jamie Georgeson                              Ofer Warshavsky
GER Internet Investments N.V. (Eyran)        WWW.ELM.EM N.V. (Eli Mashiah)
Joseph Geva (Meitar)                         WWW.HAG.EM N.V. (Gideon Hazam)
GIL.EM.COM N.V.                              WWW.IMZ.EM N.V. (Israel Mazin)
High Expectations Ltd. (Liquornik)           WWW.MYZ.EM N.V. (Moshe Meiseles)
INSOMNITECH Ventures LLC (Lenga)             WWW.ORM.EM N.V. (Ori Mazin)
Inveco International Inc.Profit Shar. Plan   WWW.P&S.EM N.V. (Pnina Uri)
JSE.EM.COM N.V. (Joseph Segev)               WWW.RAD.EM N.V. (Dov Gal)
Yirmiyahu & R. Kaplan                        WWW.ROCKY.EM N.V. (Adi Miller etal)
Koonras Technologies Ltd. (Poalim)           WWW.ZAM.EM N.V. (Zakie Mashiah)
David Kostman
Krypton Limited
Uri Lev
MK Communication Systems GmbH  (Tal)
M. L. Trust Company Ltd. (Liquornik)
Mayfair Investments Ltd.
Shlomo Mazin
Joseph & Aida Miller
Emicom Founders, L.P.